UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Giga-tronics Incorporated

5990 Gleason Drive

Dublin, California 94568

(925) 328-4650

investors@gigatronics.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on September 19, 2019

To our Shareholders:

The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at the Giga-tronics executive offices, 5990 Gleason Drive, Dublin, California on Thursday, September 19, 2019 at 9:30 a.m., local time, for the following purposes:

1.

To elect five directors, as nominated by the Board of Directors (the “Board”), to hold office until the 2020 Annual Meeting of Shareholders. The Board’s nominees are listed in the proxy statement attached to this notice.

2.	To ratify the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 28, 2020.
3.	To approve, on an advisory basis, the compensation of our named executive officers.
4.	To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers.
5.

To approve an amendment to our articles of incorporation to increase the total number of authorized shares of common stock from 40,000,000 shares to 200,000,000 shares (the ‘‘Authorized Share Increase Proposal’’).

6.

To approve an amendment to our articles of incorporation to effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of the Board before March 31, 2020 without further approval or authorization of our shareholders (the ‘‘Reverse Split Proposal’’). The Board may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by shareholders, in its sole discretion.

In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 22, 2019 will be entitled to vote at this meeting, or any adjournment or postponement of this meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

/s/ William J. Thompson Chairman of the Board of Directors

 Your vote is very important.
Even if you plan to attend the meeting,

PLEASE VOTE YOUR PROXY PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on September 19, 2019: The proxy statement and annual report on Form 10-K are available online at www.gigatronics.com under “Investor Relations”.

Dublin, California

July 26, 2019

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

Giga-tronics Incorporated

5990 Gleason Drive

Dublin, California 94568

This proxy statement is submitted by the board of directors (the “Board”) of Giga-tronics Incorporated, a California corporation (“Giga-tronics,” the “Company,” or “we”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 9:30 a.m. on Thursday, September 19, 2019, at the Giga-tronics executive offices, 5990 Gleason Drive, Dublin, California, in accordance with the notice to shareholders, and at any adjournments thereof (the “Annual Meeting”).

The Board has fixed July 22, 2019 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Holders of outstanding shares of our preferred stock are entitled to vote with holders of our common stock as a single group. A majority of the shares of common stock and preferred stock on an as-converted basis will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 11,872,881 shares of common stock and 116,933.51 shares of preferred stock issued and outstanding, consisting of 9,997 shares Series B Convertible Voting Perpetual Preferred Stock, 3,424.65 shares of Series C Convertible Voting Perpetual Preferred Stock, 5,111.86 shares of Series D Convertible Voting Perpetual Preferred Stock and 98,400 shares of Series E 6% Senior Convertible Voting Perpetual Preferred Stock.

Each common share outstanding on the record date is entitled to one vote as to each matter to be acted on at the Annual Meeting. Each preferred share outstanding on the record date is entitled to 100 votes as to each matter to be acted on at the Annual Meeting. However, each shareholder will be entitled to cumulate votes in the election of directors provided that notice of an intention to cumulate votes is given at the Annual Meeting by a shareholder before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share (or, in the case of our preferred stock, 100 votes per share) multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Five directors will be elected at this meeting.

Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies. Unless instructions to the contrary are specified in a proxy, shares represented by proxies received by Giga-tronics will be voted FOR each of the nominees listed in this proxy statement, for future advisory votes on executive compensation to be held every ONE year and FOR each of the other proposals included in the notice of the Annual Meeting.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person. Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes and allocate votes if cumulative voting rights are exercised.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

In the election of directors, the five candidates receiving the highest number of affirmative votes will be elected. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors, assuming a quorum is present.

The affirmative vote of the holders of a majority of shares of capital stock (that is, shares of common stock and preferred stock on an as-converted basis), present in person or represented by proxy and entitled to vote, is required with respect to (i) the ratification of the selection of our Independent Registered Public Accounting Firm and (ii) the approval of the advisory vote on the compensation of our named executive officers, provided that such shares also constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for these proposals but could affect whether a proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

With respect to the vote on the frequency of future advisory votes on executive compensation, the Board will consider the alternative (i.e., every one, two or three years) receiving the greatest number of votes to be the preference of the shareholders and abstentions and non-votes will have no effect on the voting outcome of this matter.

The affirmative vote of the holders of a majority of the shares of capital stock outstanding (shares of common stock and preferred stock on an as-converted basis) is required with respect to (i) the proposed Authorized Share Increase Proposal and (ii) the Reserve Stock Split Proposal. The Reverse Stock Split Proposal further requires the approval of a majority of the outstanding common stock and each series of our preferred stock voting as a sperate class. Because the Authorized Share Increase Proposal and the Reserve Stock Split Proposal each require the approval of a majority of the outstanding shares of capital stock, abstentions and broker non-votes will have the same effect as a vote against these matters.

The approximate date on which this Proxy Statement and the accompanying form of proxy will be first sent to Giga-tronics shareholders is August 9, 2019.

The Annual Report of Giga-tronics for its fiscal year ended March 30, 2019 will be mailed with this Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

The costs of solicitation of proxies, including the printing, handling and mailing of the proxy materials, will be paid by Giga-tronics. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, email or personal solicitation by directors, officers or other regular employees of Giga-tronics. No additional compensation will be paid to directors, officers or other employees for such services. Giga-tronics has retained Alliance Advisors to solicit proxies for a fee of approximately $20,000, which includes the estimated fees for related printing services.

The executive offices of Giga-tronics is located at 5990 Gleason Drive, Dublin, California 94568, and the telephone number at that location is (925) 328-4650. Emails can be addressed to investors@gigatronics.com.

  PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, five directors (the entire board of directors) are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the Board for election as directors are listed below.

			Director
Name	Age	Positions and Offices Held with Company	Since
William J. Thompson	54	Director, Chairman of the Board	2011
Gordon L. Almquist	69	Director	2012
Lutz P. Henckels	78	Director, Executive Vice President and Chief Financial Officer	2011
John R. Regazzi	64	Chief Executive Officer and Director	2006
Jamie Weston	54	Director	2016

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Board to determine that each nominee should serve as one of our directors.

William J. Thompson, age 54, has served as Chairman of the Board of Directors since August 2016 and has been a member of our Board since 2011. Dr. Thompson served as our Acting Chief Executive Officer from August 2016 until June 2017. Dr. Thompson was a Managing Member of Alara Capital AVI II and was Director of Research for Jacobi Capital Management.  Dr. Thompson co-founded Circadiant Systems (acquired by JDS Uniphase Corporation), a venture capital backed test and measurement company that designed and manufactured instrumentation for optical communication. Dr. Thompson also served as a Member of Technical Staff at Lucent Technologies where he designed analog RF optoelectronic components for high speed optical communication, and as a researcher with the University of Maryland. Dr. Thompson graduated summa cum laude with a Bachelor of Science in Physics from University of North Carolina at Charlotte and holds a Ph.D. in Physics from Stony Brook University. He graduated as a Palmer Scholar with an MBA in Finance from the Wharton School of the University of Pennsylvania.

The Board believes that Dr. Thompson’s extensive knowledge and experience with RF and the test and measurement industry, and his valuable insight and knowledge in financial matters qualify him to serve as a director of Giga-tronics Incorporated.

Member: Compensation Committee, Nominating and Governance Committee (Chair) , and Audit Committee

John R. Regazzi, age 64, has served as a member of our Board since 2006. He has been our Chief Executive Officer since February 2018. Previously he was appointed Co-Chief Executive Officer in June 2017 and Chief Technology Officer in August 2016. From 2006 to August 2016, he was the President and Chief Executive Officer of the Company. Prior to that, Mr. Regazzi held the following positions within the Giga-tronics Instrument Division: President and General Manager, Vice President of Operations, and Vice President of Engineering. Mr. Regazzi also serves as the Company’s Secretary. Prior to Giga-tronics, Mr. Regazzi was with Hewlett Packard and Keysight for 22 years in various design and management positions associated with their microwave sweeper and synthesizer product lines. Mr. Regazzi holds a Bachelor of Science in Electrical Engineering from Rutgers University and a Master of Science in Electrical Engineering from Lehigh University.

The Board believes that Mr. Regazzi’s current role as Chief Executive Officer, his RF and Microwave expertise, and his depth of experience in engineering and manufacturing management qualify him to serve as a director of Giga-tronics Incorporated.

 Gordon L. Almquist, age 69, has served as a member of our Board since 2012. Mr. Almquist has more than 30 years of experience in senior financial management roles at public and private technology companies. From August 2009 until his retirement in June 2016, Mr. Almquist served as the Vice President and Chief Financial Officer of Keyssa, Inc. (formerly known as WaveConnex, Inc.), a semiconductor technology company headquartered in Campbell, California. Prior to Keyssa, he held similar positions at Strix Systems, where he was also a co-founder, and publicly-traded companies including Vertel Corporation and 3D Systems Corporation. Mr. Almquist also served on the board of directors for CAP Wireless (acquired by TriQuint Semiconductor in 2013). Mr. Almquist is a certified public accountant (inactive) in the State of California and holds a Bachelor of Science degree in business administration (accounting) from California State University, Northridge.

The Board believes that Mr. Almquist’s expertise and knowledge of financial and audit matters and public company experience qualify him to serve as a director of Giga-tronics Incorporated.

Member: Audit Committee (Chair), and Compensation Committee

Lutz P. Henckels, age 78, has served as a member of our Board since 2011. He was appointed as our Executive Vice President and Chief Financial Officer in March 2019, having served as our Interim Chief Financial Officer since February 2018. Dr. Henckels has over 40 years’ experience serving as Chief Executive Officer of private and public technology companies including HiQ Solar, SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation, and HHB Systems. Along with David Packard, Joe Keithley and Alex D’Arbeloff, Dr. Henckels was the recipient of the first John Fluke Sr. Memorial Award, which was established in 1986 to honor executives who have led their companies with innovative engineering or business management. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology. He graduated Eta Kappa Nu and Tau Beta Pi, and is also a graduate of the OMP program of Harvard Business School. Dr. Henckels has been a director of multiple publicly traded companies, including Ikos, Inframetrics, and LeCroy.

The Board believes that Dr. Henckels’ current role as Executive Vice President and Chief Financial Officer enables him to provide valuable insight and perspective on strategic and business matters and that his knowledge of and experience in the technology industry qualify him to serve as a director of Giga-tronics Incorporated.

Member: Nominating and Governance Committee

Jamie Weston, age 54, has served as a member of our Board since 2016. Mr. Weston is a Managing Director at Spring Mountain Capital (“SMC”) private equity group and has been with the firm since 2011. SMC and its managed funds are collectively the Company’s largest shareholder. Mr. Weston was previously a Partner at The Wicks Group of Companies, a private equity firm with close to $1 billion under management, focused on selected segments of the information, education, and media industries. During his 15 years at Wicks, he was an integral part of its investment and management activities, and served on the board of directors of many of its portfolio companies. While at Wicks, he directly structured and negotiated more than 20 acquisitions and divestitures and worked on more than 40 additional closed transactions. Prior to Wicks, Mr. Weston worked at IBJ Whitehall Bank & Trust Company and National Westminster Bancorp, where he completed leveraged financings. Mr. Weston received his M.B.A. from Fordham University and graduated cum laude from Drew University with a B.A. in Economics.

The Board believes that Mr. Weston’s extensive knowledge and experience as a board member of multiple companies and his knowledge of financial matters qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Compensation Committee (Chair), Nominating and Governance Committee, and Audit Committee

There are no family relationships between any of our directors or executive officers. The Board has determined that Messrs. Almquist, Thompson and Weston are independent under the independence standards of The Nasdaq Stock Market. Mr. Regazzi and Dr. Henckels are not independent under this standard because of their employment with the Company. In determining Dr. Thompson’s independence, the Company considered the fact that he was Acting (interim) Chief Executive Officer of the Company in 2017 and 2018 for less than 12 months.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

INFORMATION ABOUT THE BOARD

AND COMMITTEES OF THE BOARD

Meetings

There were 12 meetings of the Board during the fiscal year ended March 30, 2019. During the fiscal year, each director attended 75% or more of the aggregate number of meetings of the Board and meetings of Board committees of which the director was a member. Directors are expected to attend the annual shareholder meetings except for good cause, and two directors attended the annual meeting in 2018.

Committees

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating and Committee. Each of the committees has a charter that is available on the investor relations section of the Company’s website at https://investor.gigatronics.com/governance-docs.

Audit Committee

The Audit Committee consists of directors Gordon L. Almquist (Chairman), William J. Thompson, and Jamie Weston. While Mr. Almquist and Mr. Weston, are considered to be independent under the director independence standards of the Nasdaq Stock Market applicable to audit committee members, Dr. Thompson is considered to be independent under this standard because he was the Company’s co-Chief Executive Officer for less than 12 months from August 2016 to June 2017. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company’s accounting, financial controls and financial reports. The Audit Committee must pre-approve all non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee held four meetings during the past fiscal year. For fiscal 2019, the Board has determined that Gordon L. Almquist, as the financial expert, had:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of audit committee functions.

Therefore, the Board determined that Mr. Almquist is the Audit Committee’s financial expert for purposes of the requirements of the Sarbanes-Oxley Act of 2002.

During the 2019 fiscal year, the Audit Committee met four times.

Compensation Committee

The Compensation Committee consists of directors Jamie Weston (Chairman), Gordon L. Almquist and William J. Thompson. Mr. Weston and Mr. Almquist and Dr. Thompson are independent under the independence standards of the Nasdaq Stock Market. The Compensation Committee formulates recommendations to the Board regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Compensation Committee awards options to purchase shares of our common stock and other forms of equity awards. The Compensation Committee reviews and approves all stock options and executive compensation.

During the 2019 fiscal year, the Compensation Committee met one time.

Compensation Committee Interlocks and Insider Participation

No current or former executive officer or other employee of Giga-tronics serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Giga-tronics Board or Compensation Committee.

The Compensation Committee consists of directors Jamie Weston (Chairman), Gordon L. Almquist and William J. Thompson. As described above, Dr. Thompson was employed as the Company’s Acting (interim) Chief Executive Officer during 2016 and 2017.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) consists of directors Jamie Weston (Chairman), William J. Thompson, and Lutz P. Henckels. While Mr. Weston is considered to be independent under the director independence standards of the Nasdaq Stock Market, Dr. Henckels is not considered to be independent under this standard because he has been employed by the Company since February 2018. Dr. Thompson is considered to be independent for the reasons described above. The purpose of the Nominating Committee is to recommend persons for membership on the Board, to establish criteria and procedures for the selection of new directors, and to evaluate and recommend to our Board any revisions to our corporate governance guidelines. The Nominating Committee made no recommendations with respect to nominees for the 2019 Annual Meeting and instead, the nominees, each of whom is currently a director, were selected by our Board.

The Nominating Committee has no formal process for identifying and evaluating candidates. Existing directors identify suitable candidates as the need arises. The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or Nominating Committee. In the past year, the Company did not receive any recommendations for director candidates from any shareholders. Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the mailing of notice of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications. The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.

The Nominating Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business. At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and any recommended by shareholders, meets the following minimum qualifications:

●	The nominee should have a reputation for integrity and honesty.
●	The nominee should have demonstrated business experience and the ability to exercise sound judgment.
●	The nominee should have an understanding of the Company and its industry.
●	The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.
●	The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.

The Nominating Committee has adopted a Code of Ethics applicable to all directors, officers and employees. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary. The Nominating Committee has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other board members or candidates.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. The Board believes that having a separate chairman helps enable the Board to maintain an independent perspective on the activities of the Company and executive management. Periodically, the Board assesses the roles and the Board leadership structure to ensure the interests of the Company and the shareholders are best served.

Board Risk Oversight

The Company’s senior management manages the risks facing the Company under the oversight and supervision of the Board. While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. Other general business risks such as economic and regulatory risks are monitored by the full Board.

Compensation of Directors

The following table sets forth information about the compensation paid to the Company’s non-employee directors in fiscal year 2019. Information regarding the compensation of the Company’s the Chief Executive Officer and Chief Financial Officer, both of whom are directors but received no additional compensation for such service, is described in “Executive Compensation,” below.

Director Compensation

Name	Fees Earned or Cash Paid (4)($)	Option Awards (1) ($)	Restricted Stock Awards (2) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation (3) ($)	Total ($)

Gordon L. Almquist	$55,000	$15,500	$46,500	—	$15,000	$132,000
William J. Thompson	—	$15,500	$46,500	—	$—	$62,000
Jamie Weston	—	$—	$—	—	$—	$—

(1)

The value for stock option awards in the table above represents grant date fair value of stock option awards. For option awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 30, 2019 for information on the assumptions used to calculate the grant date fair value of option awards and the expense recognized under ASC 718. At March 30, 2019, Dr. Thompson held options to purchase 94,000 shares of common stock, Mr. Almquist held options to purchase 121,500 shares of common stock, and Mr. Weston held no options.

(2)	Restricted shares were granted in lieu of cash compensation for fiscal year 2019 with the weighted average grant date fair value of $0.31 per share.
(3)	For Mr. Almquist, this reflects consulting fees earned in fiscal year 2019.
(4)	For Mr. Almquist, this includes one payment from fiscal year 2018.

Communications with Directors

The Company does not have a formal process for shareholders to send communications to the Board or to specific individual directors. Shareholders may send communications to the full Board or to individual directors at the Company’s offices at 5990 Gleason Drive, Dublin, California 94568. Communications will be forwarded unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the Board. The Board believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.

INFORMATION ABOUT EXECUTIVE OFFICERS

The following table sets forth information concerning the Company’s executive officers.

Name	Age	Position
John R. Regazzi	64	Chief Executive Officer (1) and Director
Lutz P. Henckels	78	Executive Vice President, Chief Financial Officer (2)
Traci Mitchell	48	Corporate Controller
Armand Pantalone	54	Chief Technology Officer (3)
Timothy Ursprung	58	Vice President Sales & Marketing (4)

For information about Mr. Regazzi and Dr. Henckels, see Proposal 1 -- Election of Directors.

Ms. Mitchell has been the Company’s Corporate Controller and principal accounting officer since March 1, 2019. Previously, Ms. Mitchell was a consultant to the Company since March 12, 2018, providing services in support of the Company’s finance department. Prior to that Ms. Mitchell was the Director of Global Finance for Console Connect and Accounting Manager and Corporate Controller for Keyssa, Inc. from January 2015 to February 2018. Prior thereto, Ms. Mitchell was an owner of a consulting firm for ten years providing accounting services to several clients, some of which include Ion Torrent, Sensys and Omneon Inc. In addition, Ms. Mitchell previously held financial management positions with several large Bay Area companies including eBay, Inc., Informix Systems and Symantec Corporation.

Mr. Pantalone was promoted to the position of Chief Technology Officer on June 11, 2018. Mr. Pantalone joined Giga-tronics in July 2016 as the Director of RADAR & EW Test Solutions. Prior to joining the Company, Mr. Pantalone worked at Raytheon’s Integrated Defense Systems Division from July 1996 to June 2016. In his 20 years at Raytheon, Mr. Pantalone held a variety of technical and leadership positions associated with RADAR and missile defense programs. Mr. Pantalone’s previous experience includes 10 years at Northrop Grumman/Nordeen Systems as an RF & Microwave engineer specializing in the design of RADAR systems including system integration and flight testing. Mr. Pantalone graduated from Clarkson University in Potsdam, NY with a dual degree in Electrical and Computer Engineering.

Mr. Ursprung was appointed to the position of Vice President Sales & Marketing on July 2, 2018. Prior to joining the Company, Mr. Ursprung worked at Rodelco Electronics Corporation as the head of sales in the RF/Microwave Integrated Microwave Assembly marketspace promoting Highly Complex solutions for Electronic Warfare and Radar applications from April 2014 to June 2018. Prior to Rodelco, from July 2005 to January 2014, Mr. Ursprung owned and operated a manufacturer’s representative firm, EOX Sales LLC, covering the Mid-Atlantic and Southeast regions of the United States. In addition, Mr. Ursprung was Vice President Sales and Marketing for Aeroflex Test Solutions for ten years in charge of all activities in the Americas from July 1995 to June 2005. Mr. Ursprung graduated from Clarkson University in Potsdam, NY with a degree in Engineering and Management.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information as of July 8, 2019, concerning the beneficial ownership of Giga-tronics’ common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics’ outstanding common stock and common stock equivalents; each director and nominee; each executive officer named in the Summary Compensation Table above; and all directors and executive officers of Giga-tronics as a group. In accordance with SEC rules, beneficial ownership includes shares that a person has the right to acquire within 60 days. The address of all officers and directors of Giga-tronics is c/o Giga-tronics Incorporated, 5990 Gleason Drive, Dublin, California 94568.

Stock Ownership of Certain Beneficial Owners
Name of Beneficial Owner and Position(s) with the Company	Amount and Nature of Beneficial Ownership		Percentage of Total Outstanding Common Stock
Gordon L. Almquist, Director	430,069	(1)	3.58%
Lutz P. Henckels, EVP, Chief Financial Officer and Director	415,360 (2)		3.39%
John R. Regazzi, Chief Executive Officer and Director	840,699	(3)	6.74%
William J. Thompson, Director and Chairman of the Board	291,770	(4)	2.45%
Jamie Weston, Director	0		0.00%
Armand Pantalone, Chief Technology Officer	76,126	(5)	0.64%
Timothy Ursprung, Vice President Sales & Marketing	110,000	(6)	0.92%
Traci Mitchell, Corporate Controller	111,796	(7)	0.94%

All executive officers and directors as a group	2,164,024	(8)	17.27%
(8 persons, including those above)

Spring Mountain Capital, LLC	3,729,988	(9)	23.91%
650 Madison Avenue, 20th Floor
New York, NY 10022

Thomas Leonard	2,264,952	(10)	16.99%
1617 John F. Kennedy Blvd 19th Floor
Philadelphia, PA 19103

Porter Capital Management	1,520,674	(11)	11.35%
300 Drakes Landing Road
Greenbrae, CA 94904

John Gruber	2,081,483	(12)	14.92%
300 Tamal Plaza, Ste 280
Corte Madera, CA 94925

(1)

Includes 61,950 shares of common stock issuable under options exercisable within 60 days of July 8, 2019 and 60,000 shares of common stock issuable upon conversion of 600 shares of Series E preferred stock.

(2)

Includes 130,499 shares of common stock issuable under options exercisable within 60 days of July 8, 2019, 6,963 shares of common stock issuable upon conversion of warrants, 6,444 shares of common stock issuable upon conversion of 64.44 shares of Series B preferred stock and 220,000 of common stock issuable upon conversion of 2,200 shares of Series E preferred stock.

(3)

Includes 330,999 shares of common stock issuable under options exercisable within 60 days of July 8, 2019 and 200,000 shares of common stock issuable upon conversion of 2,000 shares of Series E preferred stock.

(4)	Includes 49,150 shares of common stock issuable under options exercisable within 60 days of July 8, 2019.
(5)

Includes 36,126 shares of common stock issuable under options exercisable within 60 days of July 8, 2019 and 40,000 shares of common stock issuable upon conversion of 400 shares of Series E preferred stock.

(6)

Includes 50,000 shares of common stock issuable under options exercisable within 60 days of July 8, 2019 and 60,000 shares of common stock issuable upon conversion of 600 shares of Series E preferred stock.

(7)	Includes 60,000 shares of common stock issuable upon conversion of 600 shares of Series E preferred stock.
(8)

Includes 658,724 shares of common stock issuable under options exercisable within 60 days of July 8, 2019, 5,963 shares of common stock issuable upon conversion of warrants, 6,444 shares of common stock issuable upon conversion of 64.44 shares of Series B preferred stock and 640,000 of common stock issuable upon conversion of 6,400 shares of Series E preferred stock.

(9)

Information is based on a Schedule 13D filed by Spring Mountain Capital, LLC on January 10, 2019 and includes 940,734 shares of common stock, 918,069 of common stock issuable upon conversion of shares of Series B preferred stock, 342,465 of common stock issuable upon conversion of shares of Series C preferred stock, 511,186 shares of common stock issuable upon conversion of shares of Series D preferred stock, and warrants exercisable for 1,017,534 shares of common stock, totaling 3,729,988 shares of common stock beneficially owned. John L. Steffens and Gregory P. Ho are the managing members of Spring Mountain Capital, LLC.

(10)	Includes 603,000 shares of common stock issuable upon conversion of warrants and 200,000 shares of common stock issuable upon conversion of 2,000 shares of Series E preferred stock.
(11)

Information is based on a Schedule 13G filed by Porter Capital Management (“PCMC”) and EDJ Limited on April 2, 2018. PCMC is a general partnership and is the general partner of Porter Partners, L.P. and the investment manager of EDJ Limited. Jeffrey H. Porter is the managing partner of PCMC. Includes 1,150,000 shares of common stock issuable upon conversion of 11,500 shares of Series E preferred stock and 3000,000 shares of common stock that may be acquired upon the exercise of warrants. 300. Of this total, Porter Partners, L.P. holds 8,000 shares of Series E preferred stock, 59,808 of common stock, and warrants exercisable into 255,000 shares of common stock and EDJ Limited holds 1,500 shares of Series E preferred stock, 10,866 of common stock and warrants exercisable for 45,000 shares of common stock.

(12)	Includes 1,700,000 shares of common stock issuable upon conversion of 17,000 shares of Series E preferred stock.

EXECUTIVE COMPENSATION

Compensation of Officers

The following table provides information for the indicated fiscal years concerning compensation earned by each person serving as Giga-tronics’ chief executive officer during the most recent fiscal year, which ended March 30, 2019, and the two other most highly compensated executive officers who earned more than $100,000 during such fiscal year.

Name and	Fiscal			Option	All Other
Position	Year	Salary ($)	Bonus ($)	Awards($)(1)	Compensation ($)	Total ($)(2)
John R. Regazzi	2019	$200,000	$7,119	$124,000	$—	$331,119
Chief Executive Officer	2018	217,691	—	63,841	1,144	282,676

Lutz P. Henckels	2019	$200,000	$7,119	$124,000	$—	$331,119
EVP and Chief Financial Officer (3)	2018	20,000	—	132,000	35,078	187,078

Armand Pantalone	2019	$218,400	$4,838	$52,700		$275,938

(1)  Mr. Regazzi received 200,000 stock options exercisable at $0.27 per share on December 18, 2018 and 200,000 stock options exercisable at $0.33 per share on April 14, 2019. Dr. Henckels received 200,000 stock options exercisable at $0.27 per share on December 18, 2018 and 200,000 stock options exercisable at $0.33 per share on April 14, 2019.

(2) Includes consulting fees for Dr. Henckels of $35,078 during the 2018 fiscal year prior to his employment and matching contributions made by Giga-tronics to its 401(k) Plan.

(3)  Appointed Executive Vice President and Interim Chief Financial Officer as of February 22, 2018. On March 21, 2019, the Company’s Board of Directors appointed Dr. Henckels as its Chief Financial Officer and Principal Financial Officer, removing his interim title.

The Company does not have employment agreements with any of its executive officers, though it has entered into to change in control agreements with certain officers as described below.

Stock Options

The following table sets forth information about stock options held by the named executive officers outstanding as of March 30, 2019, the end of the Company’s 2019 fiscal year. All option exercise prices were based on market price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End
Name	Shares subject to Unexercised Options (#) Exercisable	Shares subject to Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date
(a)	(b)	(c)	(d)	(e)
John R. Regazzi		200,000	$0.33	4/14/2029
		200,000	$0.27	12/18/2028
	31,250	68,750	$0.33	3/30/2028
	100,000	—	$0.33	12/15/2021
	99,750	—	$0.33	8/22/2022
	100,000	—	$0.33	3/13/2023
Lutz P. Henckels		200,000	$0.33	4/14/2029
		200,000	$0.27	12/18/2028
	5,500	—	$2.47	7/1/2024
	125,000	275,000	$0.33	3/30/2028
Armand Pantalone		120,000	$0.35	5/23/2029
	12,500	37,500	$0.27	6/11/2028
	15,626	34,374	$0.33	3/30/2028
	8,000	12,000	$0.83	1/18/2027

Equity Compensation Plan Information

The following table provides information on options and other equity rights outstanding and available at March 30, 2019.

Equity Compensation Plan Information
	No. of securities to be issued upon exercise of outstanding options, stock awards, warrants and rights	Weighted average exercise price of outstanding options, stock awards, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,334,700	0.42	1,686,000
Equity compensation plans not approved by security holders-options (1)	400,000	0.33	n/a

(1)

Reflects a special grant of nonqualified options for 400,000 shares of common stock in consideration of employment of an employee and officer granted on March 28, 2018. The exercise price is $0.33 per share and the vesting schedule is also 25% after one year and 1/48th of the original grant each month thereafter.

Change-In-Control Arrangements

All outstanding options may accelerate and become exercisable for fully vested shares of common stock upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics’ assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics’ outstanding common stock, or a change in the majority of the Board as a result of one or more contested elections for Board membership.

In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into change in control agreements and severance agreements with certain executive officers including Mr. Regazzi, Dr. Henckels, Mr. Ursprung, Mr. Pantalone and Ms. Mitchell.  Under the Company’s termination of employment and change of control agreements, officers are entitled to receive some or all of the following benefits: severance pay, payment of coverage premiums for health, dental, and vision benefits for and executive officers and their covered dependents, if any, pursuant to COBRA and accelerated vesting of any unvested restricted stock awards or options to purchase our common stock as of the date of termination.

Under Mr. Regazzi’s agreement, he receives such salary and other benefits described above for 15 months for termination in connection with a change of control and 12 months for an involuntary termination other than for cause.

Under Dr. Henckels’ and Mr. Ursprung’s agreements, each would be entitled to nine months of base salary if terminated in connection with a change of control or otherwise involuntarily terminated without cause. Under Mr. Pantalone’s and Ms. Mitchell’s agreements, each would be entitled to six months of base salary if terminated in connection with a change of control and or otherwise involuntarily terminated without cause.

Transactions with Related Parties

Any transaction or arrangement involving an amount exceeding $120,000 and in which a director, executive officer or immediate family member of either has or will have a direct or indirect material financial interest must be approved by a majority of the disinterested members of the Board. During the most recent fiscal year, there were no such arrangements, other than compensation arrangements as described herein.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors that is available on the Investor Relations section of our website at http://investor.gigatronics.com/governance.cfm .

Management is responsible for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements included in Giga-tronics’ Annual Report on Form 10-K for the fiscal year ended March 30, 2019. The Audit Committee also discussed, with the Independent Registered Public Accounting Firm, the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also received written disclosures and the letter from the Independent Registered Public Accounting Firm pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 30, 2019 for filing with the Securities and Exchange Commission. The Audit Committee will recommend for approval to the entire Board of Directors the engagement of Armanino LLP to continue as the Company’s auditors for the current fiscal year.

Respectfully submitted,

AUDIT COMMITTEE

Gordon L. Almquist, Chairman

William J. Thompson

Jamie Weston

COMPENSATION COMMITTEE REPORT

General Compensation Policy

Giga-tronics’ executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation at expected levels of performance in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interest between Giga-tronics’ executives and its shareholders such that a significant portion of each executive’s compensation is linked directly to the creation of shareholder value.

The executive compensation program is intended to place heavy emphasis on variable pay, which is pay that varies with performance, and less focus on a fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company’s short term and long term success. The three primary components of the program include base salary, annual incentive, which is a performance-based bonus, and long-term incentives such as stock options.

Factors

The process involved and the factors considered in the executive compensation determination for fiscal year 2019 are summarized below. It is expected that this process will remain the same in fiscal year 2020. However, the Compensation Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of “pay-for-performance”.

Base Salary

Base salaries are based primarily on individual performance, and each individual’s role within Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

On the basis of its knowledge of the industry, and after reviewing published compensation surveys, this Committee believes that the base salary levels in effect for Giga-tronics’ executive officers after giving effect to recent increases are competitive with comparable companies within and outside its industry with which Giga-tronics competes for executive talent. However, the Compensation Committee did not engage an independent third party to confirm the specific percentiles at which the base salary levels in effect for Giga-tronics’ executive officers stood in relation to other comparable companies in its industry.

Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace.

Annual Performance (Non-Stock Based) Incentive Compensation

Giga-tronics’ annual incentive bonus plan is intended to:

●	reward key employees based upon company and individual performance;
●	motivate; and
●	provide competitive cash compensation opportunities.

Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

Other than sales incentive bonuses, there were no bonus payments earned in fiscal year 2019.

Long-Term (Stock Based) Incentive Compensation

Giga-tronics has long believed that stock ownership or stock option participation is the most effective way of aligning its management and shareholder interests. Options are generally issued with an exercise price at 100% of market value, for ten year terms, with 25% of the options vesting after one year and 1/48th per month thereafter. Generally, the right to exercise options expires 90 days after termination of employment, and in case of death an optionee’s estate would have twelve months to exercise. No option or stock appreciation right shall be exercised after its expiration date in accordance with its terms.

CEO Compensation

The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

BY THE COMPENSATION COMMITTEE:

Jamie Weston, Chairman

Gordon L. Almquist

William J. Thompson

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee intends to appoint the firm of Armanino LLP (“Armanino”) as Giga-tronics’ independent registered public accounting firm for the fiscal year ending March 28, 2020 and to perform other appropriate services. We are seeking ratification by the shareholders for this appointment. In case of a negative vote, the appointment will be reconsidered.

Armanino served as the Company’s independent registered public accounting firm for the 2019 and 2018 fiscal years.

Crowe Horwath LLP (“Crowe”) served as the Company’s independent registered public accounting firm for the 2017 fiscal year. On January 4, 2018, the Audit Committee approved the engagement of Armanino as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2018, after completing a competitive bid process. As a result of the engagement of Armanino, the Company dismissed Crowe from that role on that date.

During the Company’s two preceding fiscal years and through January 4, 2018, (i) there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference to the subject matter in connection with their reports on the Company’s financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of SEC Regulation S-K.

Crowe’s reports on the financial statements of the Company for the Company’s 2017 and 2016 fiscal years included a qualification based on the Company’s disclosure that certain matters raised substantial doubt as to the Company’s ability to continue as a going concern. Crowe’s reports stated that the consolidated financial statements did not include any adjustments that might result from the outcome of this uncertainty.

The Company provided Crowe with a copy of the disclosures in its Form 8-K describing its change in independent accountants and requested that Crowe furnish it with a letter addressed to the SEC stating whether or not Crowe agreed with these statements. Crowe provided such a letter, which the Company included with its Form 8-K filed with the SEC on January 8, 2018.

During the Company’s recent fiscal year, (i) there were no disagreements with Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Armanino’s satisfaction, would have caused Armanino to make reference to the subject matter in connection with their report on the Company’s financial statements for such year; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of SEC Regulation S-K.

The following table presents aggregate fees billed for professional services rendered by Armanino LLP in fiscal years 2018 and 2019 in the following categories:

	2019	2018
Audit fees (1)	$134,967	$195,433
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—

(1)

Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports (on Form10-Q) and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Representatives of Armanino are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS GIGA-TRONICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is commonly referred to as a “say on pay” proposal.

Our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, has designed our executive compensation program to provide a competitive yet equitable compensation and benefits package that reflects the Company’s performance and size, job complexity, and strategic value of the position while enabling long-term retention and motivation consistent with the long-term interests of our shareholders. We encourage you to carefully review the compensation discussion and Compensation Committee Report in this proxy statement beginning on Page 13 for details of Giga-tronics’ executive compensation, including Giga-tronics’ compensation philosophy and objectives, as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the fiscal year 2019 compensation of our executives.

We are asking our shareholders to support our executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the philosophy, policies and practices described in this proxy statement.

Accordingly, we are asking our shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the compensation of Giga-tronics’ named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related narrative discussion).

The results of this advisory vote are not binding on Giga-tronics. However, our Compensation Committee values the opinions expressed by shareholders in their vote, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires publicly traded companies to allow shareholders to indicate, on an advisory (nonbinding) basis at least once every six years, how frequently the Company should seek an advisory vote on the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules. Therefore, at the Annual Meeting, shareholders will be asked to vote on whether they prefer an advisory vote on the compensation of the named executive officers every one, two or three years, through the following resolution:

“RESOLVED, that the shareholders of Giga-tronics Incorporated recommend that the Company hold an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC’s rules, every one, two or three years, as determined by the option that receives the highest number of shareholder votes.”

The Board values the opinion its shareholders and has held a non-binding vote on the compensation of its executive officers annually since 2014. The Board continues to believe that providing shareholders the ability to express their views on our executive compensation policies on an annual basis is appropriate.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Board will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on this matter.

WITH RESPECT TO PROPOSAL NO. 4, THE BOARD RECOMMENDS THAT YOU VOTE FOR NON-BINDING VOTES ON EXECUTIVE COMPENSATION TO BE HELD EVERY “ONE” YEAR. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 5

    TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK TO 200,000,000 SHARES

On July 10, 2019, the Board unanimously approved, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation increasing the number of shares of common stock authorized for issuance by 160,000,000 shares of common stock, bringing the total number of shares of common stock authorized to 200,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed amendment to the Articles of Incorporation is included with this proxy statement as Appendix A. This proposal to increase the number of shares of common stock authorized for issuance, if approved at the Annual Meeting, will become effective and the Company’s number of shares of authorized common stock will be increased to 200,000,000 shares upon the filing of the certificate of amendment with the Secretary of State of California. If, however, shareholders approve the Reverse Split Proposal (Proposal 6) and the Board elects to proceed with the reverse stock split, then the number of authorized shares will decrease proportionately, as described in Proposal 6 below. The following discussion is qualified in its entirety by the full text of the form of amendment included as Appendix A, which is incorporated herein by reference.

Reasons for the Increase

As of July 22, 2019, there were 11,872,881 share of common stock outstanding and an additional 18,694,945 shares of common stock potentially issuable upon the conversion of outstanding preferred shares and the exercise of outstanding warrants and stock options. As a result, there are only approximately 9,432,174 shares of common stock available for issuance that are not reserved for issuance pursuant to preferred stock, warrants or stock options.

The Board believes that it is desirable to have additional authorized shares of common stock available for possible future financings and other general corporate purposes. The Board believes that having such additional authorized shares of common stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although an issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders. There are certain advantages and disadvantages of an increase in authorized common stock.

The advantages include:

•     The ability to raise capital by issuing common stock or securities that are convertible into or that represent the right to acquire common stock.

•     To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•     The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not, however, have any plans or proposals in this regard.

•     The Company’s shareholders have no preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing shareholders of the Company.

•     The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

We believe that we will need to raise additional capital to support our operations and product development, and we anticipate that we will seek plan to do so through sales of our common stock during 2019, though we have no specific plans, arrangements or agreements to do so. If we sold all of the approximately 9,432,174 authorized but unissued or reserved shares of common stock available for issuance at the price of $0.34 per share, which was the last reported trading price of our common stock on the OTCMarkets as of July 10, 2019, we would only be able to raise approximately $3.2 million in gross proceeds, at which point we would have no additional unreserved shares of common stock available for issuance, unless and until the Authorized Share Increase Proposal is approved.   Regardless of our near-term financing plans, having the additional shares available will provide additional flexibility to use the Company’s common stock for business and financial purposes in the future.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and shareholders.

If the Company’s shareholders do not approve the increase in authorized shares of common stock, then the Company will not be able to increase the total number of authorized shares of common stock from 40,000,000 to 200,000,000, and therefore, the Company could be limited in its ability to use shares of common stock for financing or other general corporate purposes.

The Company’s directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of the Company’s common stock and securities convertible or exercisable for common stock.

Concurrent Approval of Reverse Stock Split

Concurrently with the approval of the increase in authorized shares of common stock, the Company’s shareholders are also being asked to approve a reverse stock split at a ratio of any whole number between 1-for-10 and 1-for-20, as determined by the Board, and an amendment to the Company’s Articles of Incorporation to implement the reverse stock split at any time before March 31, 2020, if and as determined by the Board (see Proposal 6 - Reverse Stock Split).

If the Reverse Split Proposal is approved by the Company’s shareholders and a reverse split is effectuated, the reverse stock split would reduce, on a proportionate basis for each shareholder, the aggregate number of shares of common stock outstanding and the total number of shares of common stock authorized for issuance, whether or not such number remains at 40,000,000 or is earlier increased to 200,000,000 by this Proposal 5.

Any such future issuance of common stock could, depending on the circumstances, be used to deter a potential takeover or have a further dilutive effect on the earnings per share, voting power and other interests of existing shareholders.

This proposal to increase the number of authorized shares of common stock to 200,000,000 has no bearing on the Board’s ability to effect a reverse stock split, if concurrently authorized by shareholders pursuant to the Reverse Split Proposal described in Proposal 6 below. Assuming that shareholders approve both the Authorized Share Increase Proposal and the Reverse Split Proposal, the Company would implement the increase in authorized shares prior to the reverse stock split. The Board’s determination as to whether to effect a reverse stock split and, if so, at what ratio, would be based on the factors described in in the Reverse Split Proposal below.

Vote Required and Board of Directors Recommendation

Pursuant to the California General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company entitled to vote on the proposal (with each share of preferred stock entitled to 100 votes). Because this proposal must be approved by the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes with respect to this proposal will have the same effect as votes against the proposal.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO INCREASE THE COMPANY’S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 200,000,000 SHARES OF COMMON STOCK. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 6

TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

 General

On July 10, 2019, the Board unanimously approved, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not less than 1-for-10 and not more than 1-for-20 at any time prior to March 31, 2020, with the exact ratio to be set within this range by the Board at its sole discretion. The Board may alternatively elect to abandon such proposed amendment and not effect the reverse stock split even if authorized by shareholders, in its sole discretion. Upon the effectiveness of the amendment to the Company’s Articles of Incorporation effecting the reverse stock split, the outstanding shares of the Company’s common stock will be reclassified and combined into a lesser number of shares such that one share of the Company’s common stock will be issued for a specified number of shares. The text of the proposed amendment to the Articles of Incorporation is included with this proxy statement as Appendix B, which is incorporated herein by reference.

If this Proposal 6 is approved by the Company’s shareholders as proposed, the Board would have the sole discretion to effect the amendment and reverse stock split at any time prior to March 31, 2020, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-10 and not more than 1-for-20. We believe that enabling the Company’s board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for the Company’s shareholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The reverse stock split will be effected simultaneously for all outstanding shares of the Company’s common stock. The reverse stock split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company’s company, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share. The reverse stock split will not change the terms of the Company’s common stock. The reverse stock split will proportionately reduce the number of shares of common stock authorized under the Company’s articles of incorporation, after giving effect to any increase in the number of share of common stock authorized following any approval of the Authorized Share Increase Proposal (Proposal 5).

The reverse stock split, if approved by the Company’s shareholders, would become effective upon the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of California, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its shareholders, but will not occur after March 31, 2020. In addition, the Company’s board of directors reserves the right, notwithstanding shareholder approval and without further action by the Company’s shareholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in the Company’s best interest and the best interests of the Company’s shareholders to proceed.

The Board’s Reasons for the Reverse Stock Split

The primary purposes for effecting the reverse stock split is to increase the per share trading price of the Company’s common stock so as to:

•     potentially qualify the Company’s common stock for listing on the Nasdaq Stock Market or another stock exchange, which the Board believes would increase the liquidity of trading for the common stock, which could attract new investors and aid in enhancing shareholder value;

•     broaden the pool of investors that may be interested in investing in the Company’s common stock by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

•     potentially make the Company’s common stock a more attractive investment to institutional investors; and

•     better enable the Company to raise funds to finance planned operations.

Until October, 2017, the Company’s common stock traded on the Nasdaq Stock Market, when the common stock was delisted from trading for failing to maintain the minimum trading price and shareholders’ equity requirements. The Company’s management believes that implementing a reverse stock split may enable the Company’s common stock to satisfy the minimum trading price requirement necessary to relist on Nasdaq. Generally, Nasdaq requires that, to qualify for listing, a newly listed security must have a minimum bid price of $4.00 per share or, for companies with average annual revenues of at least $6 million for three years such as the Company, $3.00 per share. In addition to the minimum share price requirement, Nasdaq has a minimum shareholders’ equity requirement and other minimum financial and corporate governance requirements, some of which the Company does not currently satisfy. Therefore, the Company’s common stock could be ineligible for listing on Nasdaq even if the reverse stock split is effected.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Company’s board of directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s common stock.

In evaluating the reverse stock split, the Board also considered negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Company’s board of directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that by increasing the per share market price of the Company’s common stock as a result of the reverse stock split may encourage greater interest in the Company’s common stock and enhance the acceptability and marketability of the Company’s common stock to the financial community and investing public as well as promote greater liquidity for the Company’s shareholders.

The form of the proposed amendment to the Company’s Articles of Incorporation to effect the reverse stock split is attached as Appendix B to this proxy statement. Any amendment to the Company’s Articles of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Company’s board of directors, within the range approved by the Company’s shareholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the Company’s shareholders approve the reverse stock split, the Company’s board of directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Company’s board of directors will primarily consider the existing and expected trading prices of the Company’s common stock and the number of shares of common stock outstanding relative to Nasdaq’s initial listing requirements. The Board may also consider other factors, such as the results of the Company’s operations and general market conditions.

Effect of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of the Company’s common stock. The reverse stock split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company’s company, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share. The reverse stock split will not change the terms of the Company’s common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The reverse stock split will proportionately reduce the number of shares of common stock authorized under the Company’s articles of incorporation, after giving effect to any increase in the number of share of common stock authorized following any approval of the Authorized Share Increase Proposal (Proposal 5). Following the reverse stock split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934. Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

As of the effective time of the reverse stock split, the Company will adjust and proportionately decrease the number of shares of the Company’s common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire the Company’s common stock. In addition, as of the effective time of the reverse stock split, the Company will adjust and proportionately decrease the total number of shares of the Company’s common stock that may be the subject of the future grants under the Company’s equity incentive plan.

As of the effective time of the reverse stock split, the conversion ratio by which shares of the Company’s outstanding preferred stock convert to common stock will also be automatically adjusted such that the number of shares of common stock issuable upon conversion of the Company’s preferred stock will be proportionally reduced so that the economic relationship between shares of common stock and shares of all series of preferred stock is unchanged. The reverse stock split will not change the number of authorized shares of the Company’s preferred stock or the terms of the preferred stock.

If this Reverse Split Proposal (Proposal 6) is approved and the Board elects to effect the reverse stock split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by the Board. In addition, if a reverse stock split is effected, the number of authorized shares of common stock will decrease by the same proportion. If the Authorized Share Increase Proposal (Proposal 5) is approved, the Company would implement the increase in authorized shares to 200,000,000 prior to the reverse stock split, so the number of authorized shares of common stock, after giving effect to the increase resulting from implementation of the Authorized Share Increase Proposal, would decrease proportionately.

Assuming reverse stock split ratios of 1-for-10, 1-for-15 and 1-for-20, which reflect the low end, middle and high end of the range that the Company’s shareholders are being asked to approve, the following table sets forth (i) the number of shares of the Company’s common stock that would be issued and outstanding, (ii) the number of shares issuable upon conversion of the Company’s outstanding preferred shares, (iii) the number of shares of the Company’s common stock that would be reserved for issuance pursuant to outstanding warrants, options, and preferred stock, (iv) the number of shares of common stock authorized if shareholders do not approve the Authorized Share Increase Proposal (Proposal 5) and (v) the number of shares of common stock authorized if shareholders approve the Authorized Share Increase Proposal (Proposal 5) each giving effect to the reverse stock split and based on securities outstanding as of July 8, 2019.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-15	Reverse Stock Split Ratio of 1-for-20

Number of Shares of Common Stock Issued and Outstanding	11,872,881	1,187,288	791,525	593,644

Number of Shares of Issuable Upon Conversion of Outstanding Preferred Shares	11,693,351	1,169,335	779,557	584,668

Number of Shares of Common Stock Reserved for Issuance pursuant to Warrants and Equity Incentive Plans	7,001,594	700,159	466,773	350,080

Number of Shares of Common Stock Authorized if Proposal 5 is Not Approved	40,000,000	4,000,000	3,000,000	2,000,000

Number of Shares of Common Stock Authorized if Proposal 5 is Approved	200,000,000	20,000,000	13,333,333	10,000,000

Additionally, if this Reverse Split Proposal (Proposal 6) is approved and the Board elects to effect the reverse stock split, the Company would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse split, including the specific ratio selected by the Company’s board of directors. If the board of directors does not implement the reverse stock split by March 31, 2020, the authority granted in this proposal to implement the reverse stock split will terminate.

The Company’s directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of the Company’s common stock and securities convertible or exercisable for common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for the Company’s common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of the Company’s common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for the Company’s common stock, which may reduce the value of the Company’s common stock. Also, some shareholders may consequently own less than one hundred shares of the Company’s common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, shareholders who own less than one hundred shares following the reverse stock split could be required to pay modestly higher transaction costs should they then determine to sell their shares. Please also see the advantages and disadvantages of increasing the number of authorized shares of common stock set forth above in Proposal 5.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company’s shareholders approve the proposal to effect the reverse stock split, and if the Company’s board of directors still believes that a reverse stock split is in the best interests of us and the Company’s shareholders, the Company’s board of directors will determine the ratio of the reverse stock split to be implemented and the Company will file the certificate of amendment with the Secretary of State of the State of California. As soon as practicable after the effective date of the reverse stock split, shareholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by shareholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split and making payment for fractional shares. Shareholders holding shares of the Company’s common stock with a bank, broker, custodian or other nominee are encouraged to contact their bank, broker, custodian or other nominee with questions in this regard.

Registered Holders of Common Stock. Certain of the Company’s registered holders of common stock hold some or all of their shares electronically in book-entry form with the Company’s transfer agent, American Stock Transfer & Trust Company LLC. These shareholders do not hold physical stock certificates evidencing their ownership of the Company’s common stock. However, they are provided with a statement reflecting the number of shares of the Company’s common stock registered in their accounts. If a shareholder holds registered shares in book-entry form with the Company’s transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of the Company’s common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. Some of Company’s shares of common stock are held in certificated form. Shareholders of record at the time of the reverse stock split who hold shares of the Company’s common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a shareholder should surrender his, her or its certificates, if any, representing shares of the Company’s common stock to the transfer agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Shareholders who otherwise would be entitled to receive a fractional share of common stock as a consequence of the reverse stock split (because they hold a number of shares of common stock not evenly divisible by the reverse split ratio chosen by the Board) will be entitled to receive a cash payment (without interest) equal to the fraction of a share of common stock to which such holder would otherwise be entitled multiplied by the fair value per share of the common stock immediately prior to the effective time of the reverse stock split as determined by the Board in accordance with California law.

No Appraisal Rights

No action is proposed herein for which the laws of the State of California, or the Company’s Articles of Incorporation or bylaws, provide a right to the Company’s shareholders to dissent and obtain appraisal of, or payment for, such shareholders’ capital stock.

Accounting Consequences

The reverse stock split will not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to the Company and to shareholders that hold shares of the Company’s common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of the Company’s common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of the Company’s common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of the Company’s common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all shareholders. Shareholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. The tax consequences described below assume that the reverse stock split is properly characterized as a recapitalization

The Company would not recognize any taxable income, gain or loss as a result of the reverse stock split. In addition, the Company does not expect a reverse stock split to affect the Company’s ability to utilize the Company’s net operating loss carryforwards.

Tax Consequences to Shareholders. Shareholders generally will not recognize gain or loss as a result of the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the Company’s post-reverse split common stock.

While not entirely free from doubt, the Company believes that any cash received by a shareholder in lieu of a fractional share interest in the Company’s post-reverse split common stock should be treated as a payment received by such shareholder in exchange for such fractional share interest, If so treated, such shareholder would generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the portion of the shareholder’s tax basis in the pre-reverse split common stock allocable to the fractional share. Any such capital gain or loss would be treated as long-term capital gain or loss if the shareholder’s holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. A shareholder's aggregate tax basis of the post-reverse split Company common stock received in the reverse stock split would generally be equal to the aggregate tax basis of the pre-reverse split common stock exchanged therefore (excluding any portion of the shareholder's tax basis allocated to any fractional share interest), and the holding period of a shareholder’s post-reverse split Company common stock received in the reverse stock split will include such shareholder’s holding period of the pre-reverse split common stock exchanged.

Shareholders should consult their tax advisors regarding whether any cash received in lieu of a fractional share interest in the Company’s post-reverse split common stock should, taking into account their particular circumstances, be treated as a payment that is “essentially equivalent to a dividend” under the rules of Section 302(b)(1) of the Code, and, if so, how such payment would be taxed..

Vote Required and Board of Directors Recommendation

Pursuant to the California General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company entitled to vote on the proposal (with each share of preferred stock entitling the holder to 100 votes) and by the common stock and each series of preferred stock, each voting as a single class. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders in 2020, which we currently expect to be held around September 19, 2020, a shareholder proposal must be received by Giga-tronics no later than April 11, 2020. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 5990 Gleason Drive, Dublin, California 94568.

SEC rules permit proxy holders to vote in their discretion on matters proposed by a shareholder and not described in the proxy statement only if the Company did not receive notice of the proposal and certain additional information at least 45 days in advance of the anniversary of the proxy mailing date for the previous year’s meeting or a reasonable period in advance if the meeting date is changed by more than 30 days from the previous year. Next year we expect this deadline date will be June 25, 2020. We will report any change in this date in a quarterly report on Form 10-Q or current report on Form 8-K.

The Annual Report of Giga-tronics for the fiscal year ended March 30, 2019 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.

OTHER MATTERS

Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting. If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

The Report of the Compensation Committee, the Report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Information About the Board and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

/s/ William J. Thompson
William J. Thompson
Chairman of the Board of Directors

Dublin, California

July 26, 2019

Appendix A

Form of Amendment to Articles of Incorporation
Increasing the Number of Authorized Shares of Common to 200,000,000

Article FOURTH of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is 201,000,000 shares of which 200,000,000 shares shall be Common Stock and 1,000,000 shares shall be Preferred Stock.”

Appendix B

For of Amendment to Articles of Incorporation Implementing Reverse Stock Split

Article FOURTH of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is 201,000,000 shares of which 200,000,000 shares shall be Common Stock and 1,000,000 shares shall be Preferred Stock. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of California of this Certificate of Amendment, each [ten] [eleven] [twelve] [thirteen] [fourteen] [fifteen] [sixteen] [seventeen] [eighteen] [nineteen] [twenty] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by this Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from this Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a shareholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the shareholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by this Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

GIGA-TRONICS INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William J. Thompson and Lutz P. Henckels, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on July 22, 2019 at the Annual Meeting of Shareholders to be held at Giga-tronics’ executive offices at 5990 Gleason Drive, Dublin, California 94568 on September 19, 2019 at 9:30 a.m. (PDT), or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY EITHER OR BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held September 19, 2019

The 2019 Proxy Statement and our 2019 Annual Report

to Shareholders are available at:

http://www.viewproxy.com/gigatronics/2019

Please mark votes as in this example	⌧

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED ON THIS CARD. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3, 5 AND 6 AND FOR EVERY “ONE YEAR” WITH RESPECT TO PROPOSAL 4.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

	FOR	WITHHOLD	3. Approve an advisory vote to approve the named executive officer compensation.
1. Elect five Directors for the ensuing year.	all nominees	AUTHORITY	☐ FOR ☐ AGAINST ☐ ABSTAIN
01 Gordon L. Almquist 04 William J. Thompson	(except as	for all nominees
02 Lutz P. Henckels 05 Jamie Weston	marked)		4. Frequency of future advisory votes on the compensation of named executive officers to be held every:
03 John R. Regazzi			☐ ONE YEAR ☐ TWO YEARS ☐ THREE YEARS ☐ ABSTAIN
	☐	☐
5. To approve an amendment to our articles of incorporation to increase the total number of authorized shares of common stock from 40,000,000 shares to 200,000,000 shares.
2. Ratify the appointment of Armanino LLP as independent registered public accounting firm			☐ FOR ☐ AGAINST ☐ ABSTAIN
☐ FOR ☐ AGAINST ☐ ABSTAIN			6. To approve an amendment to our articles of incorporation to effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of the board of directors.
☐ FOR ☐ AGAINST ☐ ABSTAIN
INSTRUCTION: To withhold authority to vote for one or more nominees, write such names in the space provided below: \

I plan to attend the Annual Meeting ☐

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized officer. If a partnership, please sign in full partnership name by authorized person. Receipt of the Proxy statement for the meeting is hereby acknowledged.

For address changes and/or comments, please write them below			Dated: _________________________________________________

Signature(s) of Shareholder(s)

Title

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

PROXY VOTING

INSTRUCTIONS

Please complete the form above and return in the business reply envelope provided.